Exhibit 5.1

Our ref	JVZ/744148-000006/86519447v2

Adlai Nortye Ltd.

PO Box 309

Ugland House

Grand Cayman

KY1-1104

Cayman Islands

24 April 2026

Dear Sirs

Adlai Nortye Ltd.

We have acted as Cayman Islands legal advisers to Adlai Nortye Ltd. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to (i) up to US$600,000,000 securities to be issued and sold by the Company from time to time and (ii) the offer and resale by the selling securityholders (the “Selling Securityholders”) named in the Registration Statement of up to 98,577,627 Class A Ordinary Shares (the “Resale Shares”). Such securities include:

a)	class A ordinary shares of the Company of a par value of US$0.0001 each (the “Shares”), including in the form of American depositary shares, each representing 3 Shares (the “ADSs”);

b)	certain debt securities of the Company, which may include debt securities exchangeable for or convertible into Shares (collectively the “Debt Securities”), each series of Debt Securities to be issued under indentures to be entered into by the Company and the trustee for such Debt Securities (the “Indentures”);

c)	warrants to subscribe for Shares in the Company (the “Warrants”) to be issued under warrant agreements to be entered into between the Company and the warrant agent for such Warrants thereunder (the “Warrant Agreements”);

d)	subscription rights to purchase Shares in the Company (the “Subscription Rights”) to be issued under standby underwriting agreements to be entered into among the Company and one or more underwriters for such Subscription Rights thereunder (the “Subscription Rights Agreements”); and

e)	units comprising of one or more of the ADSs, Debt Securities, Warrants, or Subscription Rights in any combination (the “Units”) to be issued under unit agreements to be entered into between the Company and the unitholder for such Units thereunder (the “Unit Agreements”).

Maples and Calder (Hong Kong) LLP

26th Floor Central Plaza 18 Harbour Road Wanchai Hong Kong

Tel +852 2522 9333 Fax +852 2537 2955 maples.com

Resident Hong Kong Partners: Ann Ng (Victoria (Australia)), Aisling Dwyer (British Virgin Islands), John Trehey (New Zealand)

Matthew Roberts (Western Australia (Australia)), Terence Ho (New South Wales (Australia)), W.C. Pao (England and Wales)

Sharon Yap (New Zealand), Nick Stern (England and Wales), Juno Huang (Queensland (Australia)), Karen Pallaras (Victoria (Australia))

Joscelyne Ainley (England and Wales), Andrew Wood (England and Wales), Iain Anderson (Scotland), Aidan O’Regan (Ireland)

Zhan Xintong Jessica (England and Wales), Vivian Lee (England and Wales)

Non-Resident Partner: Jonathan Green (Cayman Islands)

Cayman Islands Attorneys at Law | British Virgin Islands Solicitors

We are furnishing this opinion as Exhibits 5.1 and 23.3 to the Registration Statement.

Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation dated 9 May 2018 and the certificate of incorporation on adoption of dual foreign name dated 19 July 2021 issued by the Registrar of Companies in the Cayman Islands.

1.2	The seventh amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 17 April 2023 and effective immediately prior to the completion of the Company’s initial public offering of American Depository Shares representing its Shares (the “Memorandum and Articles”).

1.3	The written resolutions of the board of directors of the Company dated 17 April 2026 (the “Resolutions”).

1.4	A certificate of good standing dated 16 April 2026, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.5	A certificate from a director of the Company, a copy of which is attached hereto (the “Director’s Certificate”).

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and a duly authorised, executed and delivered Indenture, Warrant Agreement, Subscription Rights Agreement or Unit Agreement.

2.4	The Company will have sufficient authorised capital to effect the issue of the Shares at the time of issuance.

2.5	The Indentures and the Debt Securities, the Warrant Agreements and the Warrants, the Subscription Rights and the Subscription Rights Agreements and the Units and the Unit Agreements, will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.6	The choice of the laws of the State of New York as the governing law of the Indenture and the Debt Securities, the Warrant Agreements and the Warrants and the Subscription Rights and the Subscription Rights Agreements, will be made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

2.7	The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Indenture and the Debt Securities, the Warrant Agreements and the Warrants and the Subscription Rights and the Subscription Rights Agreements.

2.8	No monies paid to or for the account of the Company in respect of the Shares, the Debt Securities, the Warrants, the Subscription Rights or the Units represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised) respectively).

2.9	There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

3	Opinions

Based upon the foregoing assumptions and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares, compromising of (i) 434,709,000 Class A ordinary shares with a par value of US$0.0001 each, (ii) 16,990,000 Class B ordinary shares with a par value of US$0.0001 each, and (iii) 48,301,000 undesignated shares with a par value of US$0.0001 each.

3.3	With respect to the Shares, including those represented by ADSs, when (i) the board of the Company (the “Board”) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Shares has been recorded in the Company’s register of members (shareholders); and (iii) the subscription price of such Shares, (being not less than the par value of the Shares, as the case may be) has been fully paid in cash or other consideration approved by the Board, the Shares will be duly authorised, validly issued, fully paid and non-assessable.

3.4	With respect to each issue of the Debt Securities, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) an Indenture relating to the Debt Securities and the Debt Securities shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) when such Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Debt Securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

3.5	With respect to each issue of Warrants, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Warrant Agreement relating to the Warrants shall have been duly authorised and validly executed and delivered by the Company and the warrant agent thereunder; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Warrants will have been duly authorised, legal and binding obligations of the Company.

3.6	With respect to each issue of the Subscription Rights, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Subscription Rights and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Subscription Rights Agreement relating to the Subscription Rights and the Subscription Rights shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) when such Subscription Rights issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Subscription Rights Agreement relating to such issue of Subscription Rights and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Subscription Rights issued pursuant to the Subscription Rights Agreement will have been duly executed, issued and delivered.

3.7	With respect to each issue of the Units, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Units and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a Unit Agreement relating to the Units and the Units shall have been authorised and duly executed and delivered by and on behalf of the Company and all the relevant parties thereunder in accordance with all relevant laws; and (iii) when such Units issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the Unit Agreement relating to such issue of Units and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, such Units issued pursuant to the Unit Agreement will have been duly executed, issued and delivered.

3.8	The issue and allotment of the Resale Shares to be offered and sold by the Selling Securityholders as contemplated in the Registration Statement have been duly authorised. The Shares are legally issued and allotted and (assuming the purchase price therefor has been paid in full) fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2	Under the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted in it. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.3	In this opinion the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, and in absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.4	The obligations of the Company may be subject to restrictions pursuant to:

(a)	United Nations and United Kingdom sanctions extended to the Cayman Islands by Orders in Council; and

(b)	sanctions imposed by Cayman Islands authorities under Cayman Islands legislation.

4.5	We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Securities Purchase Agreement.

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Yours faithfully

Maples and Calder (Hong Kong) LLP

Director’s Certificate

Director’s Certificate

Apr 24, 2026

To:	Maples and Calder (Hong Kong) LLP 26th Floor, Central Plaza

18 Harbour Road

Wanchai, Hong Kong

Dear Sirs

Adlai Nortye Ltd. (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and are otherwise unamended.

2	The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares, compromising of (i) 434,709,000 Class A ordinary shares with a par value of US$0.0001 each, (ii) 16,990,000 Class B ordinary shares with a par value of US$0.0001 each, and (iii) 48,301,000 undesignated shares with a par value of US$0.0001 each.

4	All of the issued shares in the capital of the Company have been duly and validly authorised and issued and are fully paid and non-assessable (meaning that no further sums are payable to the Company on such shares and the Company has received payment therefor).

5	The shareholders of the Company have not restricted or limited the powers of the directors of the Company in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

6	The directors of the Company at the date of the Resolutions and as at the date of this certificate were and are as follows: LU Yang, Ji Ping, Lars Erik Birgerson, Shaorong Liu, Ming Lun Alan Tse, Roger Sawhney and Baozhong Wei.

7	Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions which are the subject of the Opinion.

8	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction and neither the directors nor shareholders of the Company have taken any steps to have the Company struck off or placed in liquidation. Further, no steps have been taken to wind up the Company or to appoint restructuring officers or interim restructuring officers, and no step has been taken to appoint a receiver in relation to any of the Company’s property or assets.

9	No interest in the Company constituting shares, voting rights or ultimate effective control over management in the Company is currently subject to a restrictions notice issued under the Beneficial Ownership Transparency Act (As Revised).

10	The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

Signature:
Name:
Title:	Director